Exhibit 99.1

Havertys Furniture Reports Operating Results for Third Quarter 2025

Atlanta, Georgia, October 29, 2025 – Haverty Furniture Companies, Inc. (NYSE: HVT and HVT.A), today reported operating results for the third quarter ended September 30, 2025.

Third Quarter 2025 versus Third Quarter 2024:

•Diluted earnings per common share (“EPS”) of $0.28 versus $0.29.
•Consolidated sales increased 10.6% to $194.5 million.
•Comparable store sales increased 7.1%.
•Gross profit margin was 60.3% compared to 60.2%.

Steven G. Burdette, President and CEO said, “Our third-quarter results were highlighted by a strong Labor Day weekend performance, double-digit growth in written and delivered sales, and our first quarter of positive written and delivered comp-store sales in several years. Our strategic marketing investments continue to drive increased customer traffic, resulting in higher average tickets, solid conversion rates, and strong gross margins.

Our recent opening of a third Houston location brings our total store count to 129. Looking ahead, we expect to resume store count growth in the first quarter of 2026, targeting five net new store openings for the year. Our third quarter results demonstrate that our customer first approach continues to resonate. We are encouraged by the positive momentum in our business and remain focused on delivering sustainable growth and long-term value to our customers and shareholders.”

NEWS RELEASE – October 29, 2025        Page 2

Third Quarter ended September 30, 2025 Compared to Same Period of 2024
•Total sales up 10.6%, comp-store sales up 7.1% for the quarter. Total written business increased 10.0% and comp-store written business increased 8.0% for the quarter.
•Design consultants accounted for 34.2% of written business in 2025 and 34.5% in 2024.
•Gross profit margins increased to 60.3% in 2025 from 60.2% in 2024.
•SG&A expenses were 57.8% of sales versus 57.4% and increased $11.4 million. The primary drivers of this change are:
◦increase in advertising and marketing costs of $2.8 million driven by increased spending on television and direct mail production.
◦increase in selling expense of $2.7 million primarily due to sales commissions and related benefit costs for higher sales volume
◦increase in occupancy costs of $1.4 million related to new stores and the timing of repairs and maintenance.
◦increase in administrative expenses of $3.8 million primarily from increased salaries and related benefits, performance-based incentive compensation and stock compensation costs.

Balance Sheet and Cash Flow for the Nine Months Ended September 30, 2025

•Cash, cash equivalents, and restricted cash equivalents at September 30, 2025 are $137.0 million.
•Generated $45.3 million in cash from operating activities primarily from earnings and changes in working capital including a $9.0 million increase in inventories, $8.3 million increase in accrued liabilities and vendor repayments, a $8.1 million increase in other assets and liabilities, and a $3.1 million reduction in customer deposits.
•Invested $15.3 million in capital expenditures.
•Purchased approximately 94,000 shares of common stock for $2.0 million.
•Paid $15.5 million in quarterly cash dividends.
•No debt outstanding at September 30, 2025, and credit availability of $80.0 million.

Expectations and Other
•Our 2025 guidance includes tariffs currently in effect as of October 29, 2025, but excludes the effects of additional proposed tariffs that have not been finalized by the Trump Administration. We are closely monitoring the tariff developments to manage our exposure and minimize the effects on our business.
•Our expectations for gross profit margins for 2025 are between 60.4% to 60.7%, an increase from our prior guidance. Gross profit margins fluctuate quarter to quarter in relation to our promotional cadence.
•Fixed and discretionary expenses within SG&A for the full year of 2025 are expected to be in the $296.0 to $298.0 million range, an increase from our previous guidance due to higher anticipated advertising and administrative costs. Variable SG&A expenses for the full year of 2025 are anticipated to be in the 18.6% to 18.8% range.
•Our effective tax rate for 2025 is expected to be 26.5%, excluding the impact from discrete items and any new tax legislation.
•Planned capital expenditures for the full year of 2025 are approximately $24.0 million, unchanged from our previous guidance. We expect retail square footage at the end of 2025 to remain consistent with 2024.

NEWS RELEASE – October 29, 2025        Page 3

Key Results
(amounts in millions, except per share amounts)

Results of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$194.5	$175.9	$557.1	$538.5
Gross Profit	117.3	105.9	338.4	324.9
Gross profit as a % of sales	60.3%	60.2%	60.8%	60.3%

SGA
Variable	36.4	33.2	103.5	104.9
Fixed	75.9	67.7	223.4	208.5
Total	112.3	100.9	326.9	313.4
SGA as a % of sales
Variable	18.7%	18.9%	18.6%	19.5%
Fixed	39.0%	38.5%	40.1%	38.7%
Total	57.7%	57.4%	58.7%	58.2%

Pre-tax income	6.4	6.9	16.0	16.5
Pre-tax income as a % of sales	3.3%	3.9%	2.9%	3.1%
Net income	4.7	4.9	11.2	11.8
Net income as a % of sales	2.4%	2.8%	2.0%	2.2%

Diluted earnings per share (“EPS”)	$0.28	$0.29	$0.68	$0.70

Other Financial and Operations Data
	Nine Months Ended September 30,
	2025	2024
EBITDA (in millions)(1)	$30.0	$27.7
Sales per square foot	$164	$164
Average ticket	$3,459	$3,365

Liquidity Measures
	Nine Months Ended September 30,			Nine Months Ended September 30,
Free Cash Flow	2025	2024	Cash Returns to Shareholders	2025	2024
Operating cash flow	$45.3	$42.0	Share repurchases	$2.0	$—
			Dividends	15.5	15.3
Capital expenditures	(15.3)	(24.3)	Cash returns to shareholders	$17.5	$15.3
Free cash flow	$30.0	$17.7

Cash at period end	$137.0	$127.4

(1)See the reconciliation of the non-GAAP metrics at the end of the release.

NEWS RELEASE – October 29, 2025        Page 4

HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net sales	$194,484	$175,913	$557,076	$538,546
Cost of goods sold (exclusive of depreciation and amortization)	77,220	69,995	218,627	213,625
Gross profit	117,264	105,918	338,449	324,921

Expenses:
Selling, general and administrative	112,329	100,940	326,864	313,395
Other income, net	(348)	(333)	(571)	(412)
Total expenses	111,981	100,607	326,293	312,983

Income before interest and income taxes	5,283	5,311	12,156	11,938
Interest income, net	1,142	1,560	3,888	4,581

Income before income taxes	6,425	6,871	16,044	16,519
Income tax expense	1,696	1,943	4,848	4,760
Net income	$4,729	$4,928	$11,196	$11,759

Basic earnings per share:
Common Stock	$0.29	$0.30	$0.69	$0.73
Class A Common Stock	$0.27	$0.28	$0.64	$0.67

Diluted earnings per share:
Common Stock	$0.28	$0.29	$0.68	$0.70
Class A Common Stock	$0.27	$0.28	$0.64	$0.67

Cash dividends per share:
Common Stock	$0.32	$0.32	$0.96	$0.94
Class A Common Stock	$0.30	$0.30	$0.90	$0.88

NEWS RELEASE – October 29, 2025        Page 5

HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 30, 2025	December 31, 2024	September 30, 2024

Assets
Current assets
Cash and cash equivalents	$130,495	$120,034	$121,160
Restricted cash and cash equivalents	6,482	6,280	6,205
Inventories	92,406	83,419	88,688
Prepaid expenses	12,469	14,576	16,553
Other current assets	8,935	14,587	17,506
Total current assets	250,787	238,896	250,112
Property and equipment, net	179,611	182,622	179,570
Right-of-use lease assets	186,811	194,411	199,724
Deferred income taxes	18,051	17,075	16,037
Other assets	16,449	15,743	13,859
Total assets	$651,709	$648,747	$659,302
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,904	$14,914	$18,208
Customer deposits	43,855	40,733	43,940
Accrued liabilities	42,633	39,635	39,454
Current lease liabilities	36,938	36,283	36,196
Total current liabilities	143,330	131,565	137,798
Noncurrent lease liabilities	174,906	182,096	186,005
Other liabilities	27,446	27,525	27,699
Total liabilities	345,682	341,186	351,502

Stockholders’ equity	306,027	307,561	307,800
Total liabilities and stockholders’ equity	$651,709	$648,747	$659,302

NEWS RELEASE – October 29, 2025        Page 6

HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$11,196	$11,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,825	15,728
Share-based compensation expense	5,594	5,128
Other	107	523
Changes in operating assets and liabilities:
Inventories	(8,987)	5,268
Customer deposits	3,122	8,103
Other assets and liabilities	8,087	2,569
Accounts payable and accrued liabilities	8,341	(7,089)
Net cash provided by operating activities	45,285	41,989

Cash Flows from Investing Activities:
Capital expenditures	(15,277)	(24,285)
Proceeds from sale of land, property, and equipment	73	461
Net cash used in investing activities	(15,204)	(23,824)

Cash Flows from Financing Activities:
Dividends paid	(15,534)	(15,295)
Common stock repurchased	(2,000)	—
Taxes on vested restricted shares	(1,884)	(3,282)
Net cash used in financing activities	(19,418)	(18,577)

Change in cash, cash equivalents, and restricted cash equivalents during the period	10,663	(412)
Cash, cash equivalents, and restricted cash equivalents at beginning of period	126,314	127,777
Cash, cash equivalents, and restricted cash equivalents at end of period	$136,977	$127,365

NEWS RELEASE – October 29, 2025        Page 7

GAAP to Non-GAAP Reconciliation
We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that EBITDA is a meaningful measure to share with investors as useful information on our operating results and to provide additional information with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from non-GAAP financial measures, including similarly titled measures, used by other companies.

Reconciliation of GAAP measures to EBITDA

	Nine Months Ended September 30,
(in thousands)	2025	2024
Income before income taxes, as reported	$16,044	$16,519
Interest income, net	(3,888)	(4,581)
Depreciation and amortization	17,825	15,728
EBITDA	$29,981	$27,666

Comparable Store Sales
Comparable-store or “comp-store” sales is a measure which indicates the performance of our existing stores and website by comparing the sales growth for stores and online for a particular month over the corresponding month in the prior year. Stores are considered non-comparable if they were not open during the corresponding month or if the selling square footage has been changed significantly.

Cost of Goods Sold and SG&A Expense
We include substantially all our occupancy and home delivery costs in SG&A expense as well as a portion of our warehousing expenses.  Accordingly, our gross profit may not be comparable to those entities that include these costs in cost of goods sold.

We classify our SG&A expenses as either variable or fixed and discretionary.  Our variable expenses are comprised of selling and delivery costs.  Selling expenses are primarily compensation and related benefits for our commission-based sales associates, the discount we pay for third party financing of customer sales and transaction fees for credit card usage.  We do not outsource delivery, so these costs include personnel, fuel, and other expenses related to this function.  Fixed and discretionary expenses are comprised of rent, depreciation and amortization and other occupancy costs for stores, warehouses and offices, and all advertising and administrative costs.

Conference Call Information
The company invites interested parties to listen to the live webcast of the conference call on October 30, 2025 at 10:00 a.m. ET at its website, ir.havertys.com. If you cannot listen live, a replay will be available on the day of the conference call at the website at approximately 1:00 p.m. ET.

NEWS RELEASE – October 29, 2025        Page 8

About Havertys Furniture
Haverty Furniture Companies, Inc. (NYSE: HVT and HVT.A), established in 1885, is a full-service home furnishings retailer with 129 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle to upper-middle price ranges. Additional information is available on the Company’s website www.havertys.com.

Safe Harbor
This press release contains, and the conference call may contain forward-looking statements subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which are beyond our control.

All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations for retail and operating margins, selling square footage and capital expenditures for 2025, our liquidity position to continue to fund our growth plans, and our efforts and initiatives to execute our strategic plan.

We caution that our forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information you are cautioned not to place undue reliance on our forward-looking statements, and they should not be relied upon as a prediction of actual results. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include but are not limited to: competition from national, regional and local retailers of home furnishings; our ability to anticipate changes in consumer preferences; our ability to successfully implement our growth and other strategies; our ability to maintain and enhance our brand; importing merchandise from foreign sources; fluctuations and volatility in the cost of raw materials and components; our dependence on third-party producers to meet our requirements; our vendors' ability to meet our quality control standards or comply with changes to the legislative or regulatory framework regarding product safety; risks in our supply chain, including price, availability and quality of raw materials and components utilized in the products we sell and our ability to forecast our supply chain needs; our reliance on third-party transportation vendors for product shipments from our suppliers; the effects of labor disruptions or labor shortages; and our ability to attract and retain key employees; the rise of oil and gasoline prices; increased transportation costs; damage to one of our distribution centers; the vulnerability of our information technology infrastructure to cyber-attacks, breaches and other disruptions; changes in general domestic and international economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions, and changing government policies, laws and regulations; pending or unforeseen litigation; as well as other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for 2024 and from time to time in the Company's subsequent filings with the SEC.

Forward-looking statements describe our expectations only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K, and other reports filed with the SEC.

NEWS RELEASE – October 29, 2025        Page 9

Contact:
Havertys Furniture 404-443-2900
Tiffany Hinkle
AVP, Financial Reporting
investor.relations@havertys.com

SOURCE:  Haverty Furniture Companies, Inc.